Q2 2015 Results Supplement July 30, 2015 Please re fe r to TASER’s 8-K as filed with the Securitie s and Exchange Com m ission for add itiona l in form ation .

2Q15 Results Dashboard
IN MILLIONS, EXCEPT PER SHARE DATA
Revenue
+25.7% Y/Y
$37.2
$46.7
Q2 '14
Q2 '15
Gross Margin
% of revenue
62.4%
65.8%
+32.3% Y/Y
$23.2
$30.7
Q2 '14
Q2 '15
S G & A
36.4%
33.1%
+14.0% Y/Y
$13.5
$15.4
Q2 '14
Q2 '15
R & D
9.3%
12.6%
+70.9% Y/Y
$3.5
$5.9
Q2 '14
Q2 '15
Op Inc
16.7%
20.1%
+50.9% Y/Y
$6.2
$9.4
Q2 '14
Q2 '15
Bookings
+170.0% Y/Y
$11.3
$30.6
Q2 '14
Q2 '15
Net Income
10.4%
13.1%
+57.1% Y/Y
$3.9
$6.1
Q2 '14
Q2 '15
Diluted EPS
+57.1% Y/Y
$0.07
$0.11
Q2 '14
Q2 '15
Op. CF
$1.7
(223.4%) Y/Y
Q2 '14
Q2 '15
$(2.0)

2Q15 Results Drivers In thousands Revenue Drivers 2Q14 v. 2Q15 Cash & Investments 46,713 37,175 2014 Q2 Sales X26E X2 X26P Cartridges Flex Body Docks E.COM XREP Other 2015 Q2 Sales 98,983 8,013 13,748 2,811 90,437 YE 2014 Total Cash & Investments Cash ST Investments LT Investments 6.30.15 Total Cash & Investments

2Q15 Results Drivers

In thousands


COGS Drivers
2Q14 v. 2Q15
13,961
15,990
Q2 2014 COGS
Depreciation
Cap.Overhead in End. Inv.
Cost of Service
Supplies
Obsolete Inventory
Indirect Personnel
Direct Cogs
Other
Q2 2015 COGS


COGS Drivers
1Q15 v. 2Q15
14,894
15,990
Q1 2015 COGS
Obsolete Inventory, Net
Direct Cogs
Indirect Comp
Supplies
Capitalized Overhead in End. Inventory
Cost of Service
Other
Q2 2015 COGS

2Q15 Results Drivers In thousands SG&A Drivers 2Q14 v. 2Q15 SG&A Drivers 1Q15 v. 2Q15 15,443 13,547 Q2 2014 SGA Commercial Litigation Computer Licenses Insurance Legal Fees Commissions Marketing Travel Consulting & Lobbying Personnel Other Q2 2015 SGA 15,443 14,565 Q1 2015 SGA Payroll Taxes Commissions Professional/ Consulting/ Lobbying Marketing Tradeshows Travel Recruiting Fees Other Personnel Other Q2 2015 SGA

2Q15 Results Drivers Hiring Progress Q2 The Company has hired an additional 28 hires thus far in Q3. **Salaried headcount is exclusive of manufacturing employees. 344 24 7 4 4 12 293 3.31 Salaried Headcount Customer Facing Software R&D Hardware R&D Indirect Ops Other G&A 6.30 Salaried Headcount

2Q15 Results Drivers Hiring Progress YTD 15 The Company has hired an additional 28 hires thus far in Q3. **Salaried headcount is exclusive of manufacturing employees. 344 38 10 7 4 13 272 12.31 Salaried Headcount Customer Facing Software R&D Hardware R&D Indirect Ops Other G&A 6.30 Salaried Headcount